EXHIBIT (q)

                                POWER OF ATTORNEY

         We, the undersigned Trustees of Catholic Values Investment Trust, a Massachusetts business trust, do hereby constitute and appoint H. Day Brigham, Jr., Peter M. Donovan, Alan R. Dynner and A.M. Moody, III, or any of them, to be true, sufficient and lawful attorneys, or attorney for each of us, to sign for each of us, in the name of each of us in the capacity indicated below, any and all amendments (including post-effective amendments) to the Registration Statement on Form N-1A filed by Catholic Values Investment Trust with the
Securities and Exchange Commission in respect of shares of beneficial interest and other documents and papers relating thereto.

         IN WITNESS WHEREOF I have hereunto set my hand on the date set opposite my signature.

           Name                                           Capacity                                      Date
          -----                                           ----------                                    ----
s/Peter M. Donovan                             President, Principal Executive                     December 19, 2002
------------------                                   Officer and Trustee
Peter M. Donovan


s/James L. O'Connor                            Treasurer, Principal Financial                     December 19, 2002
-------------------                                and Accounting Officer
James L. O'Connor


s/Dorcas R. Hardy                                          Trustee                                December 19, 2002
-----------------
Dorcas R. Hardy

s/Leland Miles                                             Trustee                                December 19, 2002
--------------
Leland Miles